Exhibit 10.46

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 18th day of March, 2004, by Resorts International Hotel and Casino, Inc., a Delaware corporation (“Resorts”), Resorts International Hotel, Inc., a New Jersey corporation (“RIH”), and New Pier Operating Company, Inc., a New Jersey corporation (“New Pier”) (each, a “Guarantor” and, collectively, the “Guarantors”), in favor of Kerzner International North America, Inc., a Delaware corporation (“KINA”), and its permitted assigns under the Notes (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the respective meanings therefor set forth in the Master Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Guarantors, KINA, Resorts Real Estate Holdings, Inc. and Colony RIH Holdings, Inc. have entered into a Master Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”), pursuant to which the Purchaser has agreed to acquire the Premises from KINA pursuant to the Purchase Agreement in consideration of, among other things, the execution and delivery of the Notes;

WHEREAS, pursuant to that certain Secured Promissory Note, dated the date hereof (including all amendments, modifications and supplements thereto and any notes delivered in substitution or exchange for any of such notes from time to time, individually, a “Note” and, collectively, the “Notes”), of the Purchaser, the Purchaser has agreed to pay to KINA or its permitted assigns (together with KINA, the “Holders” and individually, a “Holder”) the aggregate principal amount of $40,000,000 at the time specified therein, with interest on the unpaid balance of such amount from the date of the Notes at the rate or rates of interest specified therein;

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Master Agreement and the Purchase Agreement and the acceptance of the Notes as payment for the Premises that the Guarantors shall execute and deliver this Guaranty in favor of the Holders in order to secure the prompt and complete payment, observance and performance of, among other things, the Guarantee Obligations (as hereinafter defined); and

WHEREAS, (1) the Purchaser is a wholly owned subsidiary of Holdings, (2) each Guarantor is a wholly owned direct or indirect subsidiary of Holdings, (3) upon the consummation of the acquisition of the Premises pursuant to the Master Agreement and the Purchase Agreement, Resorts will lease the Premises from the Purchaser, and (4) upon the consummation of the purchase of the Premises pursuant to the Purchase Agreement, Resorts, RIH and New Pier will continue to have the benefit of the use of the Premises; and accordingly, each Guarantor has determined that its execution, delivery and performance of this Guaranty directly or indirectly benefits, and is within the corporate or other purposes and in the best interests of, such Guarantor;

NOW, THEREFORE, for and in consideration of the recitals made above, and other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, each Guarantor hereby agrees as follows:

1. Subject to the provisions hereof, including, without limitation, Section 6, each Guarantor hereby fully and unconditionally guarantees to each Holder, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, that: (a) the principal of, and interest and liquidated damages, if any, on the Notes shall be duly and punctually paid in full when due (whether at maturity, by acceleration or otherwise), and interest on overdue principal, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Purchaser to the Holders under the Notes or under the other Transaction Documents (including fees, expenses or other obligations), shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal (whether at stated maturity, by acceleration or otherwise) (collectively, the “Guarantee Obligations”); provided, however, that, as of any date, the aggregate amount to be paid pursuant to this Guaranty by the Guarantors (excluding any costs and expenses referred to in Section 10) shall not exceed the Guarantee Amount (as hereinafter defined) applicable on the Cut-off Date (as hereinafter defined).

As used herein, the term “Guarantee Amount” means, on any date, the sum of (a) $20,000,000 plus (b) the product of $5,000,000 and the integral number of anniversaries of September 29, 2003 that shall have occurred by such date or, if the Cut-off Date shall have occurred, the Cut-off Date. By way of example, from the second anniversary of September 29, 2003 until the day prior to the third anniversary of September 29, 2003, the Guarantee Amount shall be $30,000,000.

As used herein, the term “Cut-off Date” means the first to occur of any of the following: (i) the date on which a mandatory prepayment shall be due pursuant to Section 2.3 of the Note; or (ii) the date on which the Obligations shall become due and payable following the occurrence of an Event of Default before the Obligations otherwise would have become due and payable; or (iii) March 16, 2009.

Failing payment when due of any Guarantee Obligation or costs or expenses of collection referred to in Section 10 or failing performance when due of any other obligation of the Purchaser to any of the Holders, for whatever reason, each Guarantor shall be obligated, jointly and severally, to pay, or to perform or to cause the performance of, the same immediately, subject, however, in the case of the Guarantee Obligations, to the then applicable Guarantee Amount.

2. Each Guarantor hereby, jointly and severally, agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Note or any other Transaction Document, any substitution, release or exchange of any other guarantee of or security for any of the Guarantee Obligations, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Purchaser or any Resorts Group Company or any other obligor under any of the Notes, any action to enforce the same or which may or might in any manner or to any extent vary the risk of a Guarantor or that would otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including the release of any one or more Guarantors hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of any Guarantor hereunder:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guarantee Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of the Notes or any other Transaction Document shall be done or omitted;

(iii) the maturity of any of the Guarantee Obligations shall be accelerated, or any of the Guarantee Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Notes or any other Transaction Document shall be waived or any other guarantee of any of the Guarantee Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, any Holder as security for any of the Guarantee Obligations shall fail to be perfected.

3. Each Guarantor hereby waives and relinquishes: (a) any right to require any Holder or the Purchaser (each, a “Benefited Party”) to proceed against the Purchaser, Holdings or any Subsidiary of Holdings or any other Person (including the other Guarantors hereunder or any other guarantor or surety) or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) except for any demand expressly referred to in Section 1, diligence, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Purchaser, Holdings or any Subsidiary of Holdings, any Benefited Party, any creditor of such Guarantor, the Purchaser, Holdings or the Subsidiaries of Holdings or on the part of any other Person whomsoever in connection with any obligations the payment or performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor or any other Guarantor, guarantor or surety for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election in any proceeding instituted under any bankruptcy law or the application of Section 1111(b)(2) of the of Title 11, U.S. Code, as amended (the “Bankruptcy Code”); and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

4. Each Guarantor hereby, jointly and severally, covenants and agrees that this Guarantee shall not be discharged except by the irrevocable and indefeasible payment in full of all Guarantee Obligations.

5. If any Holder is required by any court or otherwise to return to either the Purchaser or any Guarantor, or any trustee or similar official acting in relation to either the Purchaser or any Guarantor, any amount paid by the Purchaser or any Guarantor to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to any Holder in respect of any Guarantee Obligations hereby until the irrevocable and indefeasible payment in full of all the Guarantee Obligations. Each Guarantor, jointly and severally, agrees that, as between it, on the one hand, and any Holder, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 4 of the Notes for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (b) in the event of any acceleration of such obligations as provided in Section 4 of the Notes, such Guarantee Obligations (whether or not due and payable) shall, subject to Section 6, forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

6. Notwithstanding anything to the contrary in this Guaranty, this Guaranty shall only become effective on the date on which either of the following shall have occurred:

(a) the payment in full of the principal of, premium, if any, and interest on, the Indenture Notes; or

(b) the time, after giving effect to the guarantee obligations set forth herein, Resorts shall be in compliance with Section 4.07 and clauses (1) and (2) of Section 4.08 of the Indenture.

Notwithstanding the foregoing provisions of this Section 6 (but subject to the last sentence of this paragraph), if this Guaranty shall have become effective as a result of the event described in clause (b) above, the maximum amount of Guarantee Obligations guaranteed under this Guaranty otherwise permitted by clause (b) of this Section 6 shall continue to be $0 until such time (the “Trigger Date”) as the amount otherwise permitted to be guaranteed after giving effect to clause (b) above would be $10,000,000. From and after the Trigger Date, the amount of Guarantee Obligations guaranteed under this Guaranty shall be the lesser of (i) the Guarantee Amount and (ii) the maximum amount which is otherwise permitted by clause (b) above. The foregoing limitations contained in this paragraph shall not apply upon the payment in full of the principal of, premium, if any, and interest on, the Indenture Notes.

For purposes of illustration, if (1) clause (b) above would otherwise permit the amount of Guarantee Obligations guaranteed by this Guaranty to be $8,000,000, $10,000,900, $12,000,000 and $15,999,999, (2) the Guarantee Amount at such time would be $25,000,000, and (3) the payment in full of the principal of, premium, if any, and interest on, the Indenture Notes shall not have occurred at such time, then the amount of Guarantee Obligations actually guaranteed by this Guaranty shall be $0, $10,000,900, $12,000,000 and $15,999,999, respectively.

Resorts shall promptly notify each Holder in writing upon the occurrence of any of the events specified in either clause (a) or clause (b) above.

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8. Each Guarantor, and, by its acceptance of any Note, each Holder, hereby confirms that it is the intention of all such Persons that the guarantees by such Guarantor pursuant to this Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, any other bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the guarantee obligations of such other guarantor, result in the Guarantee Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

9. (a) Any request, direction, order or demand which by any provision of this Guarantee is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 5.11 of the Notes as if references therein to the Purchaser were references to such Guarantor.

(b) Any notice or demand which by any provision of this Guarantee is required or permitted to be given or served by any Holder to or on any Guarantor may be given or served as described in Section 5.11 of the Notes (but substituting “Resorts International Hotel and Casino, Inc.” for “Resorts Real Estate Holdings, Inc.” in the address indicated therein) as if references therein to the Purchaser were references to such Guarantor.

10. This Guaranty is a continuing guaranty, and shall apply to all Guarantee Obligations whenever arising. This is a guaranty of payment when due and not of collection. If any Holder makes a demand upon any Guarantor under this Guarantee, such Guarantor shall be held and bound to such Holder directly as debtor in respect of the payment of the amounts and performance of the obligations hereby guaranteed. All costs and expenses, including actual and reasonable attorneys’ fees and expenses, incurred by any Holder in obtaining performance of or collecting payments due under this Guarantee shall constitute additional Guarantee Obligations and, subject to Section 6, be payable by each Guarantor, jointly and severally, upon demand, but shall not be subject to the Guarantee Amount.

11. The enumeration of the rights and remedies of the Holders set forth in this Guaranty is not intended to be exhaustive and the exercise by any Holder of any right or remedy shall not preclude the exercise of any other right or remedy herein or in any of the other Transaction Documents, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or thereunder or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take any action on the part of any Holder in exercising any right, remedy, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege or shall be construed to be a waiver of any Default or any Event of Default. No course of dealing between or among any of the Holders, any of the Guarantors, the Purchaser or Holdings shall be effective to change, modify or discharge any provision of this Guaranty or any of the other Transaction Documents or to constitute a waiver of any Default or Event of Default unless such change, modification, discharge or waiver is acknowledged in writing by the Holders. Nothing contained in this Guaranty shall release the Purchaser from any of its obligations under any other Transaction Document to which it is a party except to the extent of amounts irrevocably and indefeasibly paid under this Guaranty in respect of such obligations. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the irrevocable and indefeasible payment in full in cash of the Guarantee Obligations and as otherwise set forth herein), and shall not be subject to any defense of set-off or counterclaim.

12. Each Guarantor hereby agrees that, until the irrevocable and indefeasible payment and satisfaction in full of all Guarantee Obligations and the expiration and termination of the obligations of the Purchaser under the Notes and the other Transaction Documents, (a) such Guarantor shall not exercise any right, remedy, power or privilege arising by reason of any performance by it of its obligations under this Guaranty, whether by subrogation, contribution, reimbursement, indemnity or otherwise, against the Purchaser or any other obligor under the Notes or any other guarantor of any of the Guarantee Obligations or any security for any of the Guarantee Obligations; and (b) any right, remedy, power or privilege arising by reason of any performance by such Guarantor of its obligations under this Guaranty, whether by subrogation, contribution, reimbursement, indemnity or otherwise, against the Purchaser or any other obligor under the Notes or any other guarantor of the Guarantee Obligations or any security for any of the Guarantee Obligations shall be in all respects subordinate and junior in right of payment to the prior, irrevocable and indefeasible payment in full in cash of all the Guarantee Obligations.

13. This Guarantee shall continue in full force and effect notwithstanding the dissolution of any Guarantor and shall be binding upon each Guarantor and the permitted successors and assigns of each Guarantor who shall remain liable with respect to the Guarantee Obligations and any renewals or extensions thereof arising out of same; and the Holders shall have all the rights herein provided for as if no such event had occurred. Nothing herein shall preclude enforcement of this Guarantee against any Guarantor (without any other Guarantor or any other guarantor or other person being joined).

14. Each of the representations, warranties, covenants and agreements of the Guarantors contained in this Guaranty is deemed to be made jointly and severally by each Guarantor.

15. EACH GUARANTOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTEE.

16. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH

STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Each Guarantor agrees to submit to personal jurisdiction and to waive any objection as to venue in the federal and state courts of the County of New York, State of New York. Service of process on such Guarantor in any action arising out of or relating to this Guarantee shall be effective if mailed to such Guarantor in accordance with Section 5.11 of the Notes (but substituting “c/o Resorts International Hotel and Casino, Inc.” for “Resorts Real Estate Holdings, Inc.” in the address indicated therein). Nothing herein shall preclude any Holder from bringing suit or taking other legal action in any other jurisdiction.

17. As used herein, the terms “include”, “includes” and “including” shall be construed as if followed by the phrase “without limitation”.

18. This Guaranty may be executed with counterpart signature pages or in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart signature page or a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart signature page or a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Guarantors have executed this Guaranty by their respective duly authorized officers as of the date first above written.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

By:	/S/ NICHOLAS L. RIBIS

Name: Nicholas L. Ribis
Title: Vice Chairman and Executive Vice President

RESORTS INTERNATIONAL HOTEL, INC.

By:	/S/ NICHOLAS L. RIBIS

Name: Nicholas L. Ribis
Title: Vice Chairman and Executive Vice President

NEW PIER OPERATING COMPANY, INC.

By:	/S/ NICHOLAS L. RIBIS

Name: Nicholas L. Ribis
Title: Vice Chairman and Executive Vice President